SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 30, 2006

(Date of earliest event reported)

WASHINGTON GROUP INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12054	33-0565601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 PARK BOULEVARD, BOISE, IDAHO  83712

(Address of principal executive offices, including zip code)

208 / 386-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 30, 2006, Washington Group International, Inc. (the “Company”), entered into a stock purchase agreement to acquire the stock of Bauxite Mining & Transport Limited, a Jamaican company, for approximately $6.6 million in cash.  Under the terms of the stock purchase agreement, the Company repaid outstanding equipment financing of about $1.6 million immediately upon closing.  The assets acquired consist primarily of mining equipment.  The acquisition will position the Company to perform bauxite mining in Jamaica.

For additional information regarding the work the Company will be performing in Jamaica, see the press release issued by the Company on July 6, 2006, a copy of which is furnished under item 9.01 of this current report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

                (d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Washington Group International, Inc., on July 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.

	By:	/s/ Craig G. Taylor
	Name:	Craig G. Taylor
	Title:	Corporate Secretary
Dated: July 7, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Washington Group International, Inc. news release, dated July 6, 2006.